Exhibit 99.1

NEWS RELEASE

Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475 Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND Technology Adjourns Virtual Special Meeting of Preferred Stockholders

THE WOODLANDS, TX, June 13, 2024 –MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND; MINDP) convened its virtual special meeting of holders of its 9% Series A Cumulative Preferred Stock (the “preferred stock”) on June 13, 2024. Preferred stockholders approved a proposal to adjourn the special meeting to give the Company’s management additional time to solicit additional proxies to approve an amendment to the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Preferred Stock Proposal”). If the Preferred Stock Proposal is approved, the proposed amendment provides that each share of preferred stock may be converted into 3.9 shares of common stock, $0.01 par value per share (the “common stock”) at the sole discretion of the Company’s Board of Directors at any time prior to July 31, 2024. The virtual special meeting will be reconvened on Thursday, June 27, 2024 at 09:00 a.m.

The record date for determining preferred stockholders eligible to vote at the virtual special meeting remains April 27, 2024.

MIND strongly encourages any eligible preferred stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holder, to do so promptly. No action is required by any preferred stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

Rob Capps, President and CEO of MIND, stated, “We are pleased with the response we have received to date to the Preferred Stock Proposal. However, given the diverse holdings of the preferred stock and the requirement to obtain the affirmative vote of two-thirds of the outstanding shares, we think it appropriate to adjourn the virtual special meeting and provide additional time to solicit proxies.”

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit, designs, manufactures, and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Important Additional Information and Where To Find It

MIND has filed with the Securities and Exchange Commission (“SEC”) a definitive revised proxy statement on Schedule 14A on May 8, 2024, with respect to its solicitation of proxies for the Virtual Special Meeting of Preferred Stockholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). PREFERRED STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MIND’S SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MIND free of charge through the website maintained by the SEC at www.sec.gov. The Notice of Virtual Special Meeting of Preferred Stockholders and our Proxy Statement for the Special Meeting and Annual Report on Form 10-K for the fiscal year ended January 31, 2024 are available at

www.viewproxy.com/MINDTechnology/2024

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